EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP10 Commercial Mortgage Pass-Through Certificates
  Series 2007-LDP10 (the "Trust")

  I, Brian Baker, the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

  1.I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

  2.Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

  4.Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the master servicers and the special servicer have fulfilled their obligations under the pooling and servicing agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria and their related attestation reports on assessment of compliance with servicing criteria required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Bank of America, National Association as Master Servicer for the Skyline Portfolio loan, Bank of America, National Association as Master
    Servicer for the Solana loan, Capmark Finance Inc. as Master Servicer for the Americold Pool 2 loan, First American Commercial Real Estate Services, Inc. as Sub-Contractor for Wachovia Bank, National Association, Global Realty Outsourcing, Inc. as Sub-Contractor for Wachovia Bank, National Association, J.E. Robert Company, Inc. as Special Servicer, LaSalle Bank, National Association as Co-Trustee, LaSalle Bank, National Association as Trustee for the Skyline Portfolio loan, LaSalle Bank, National Association as Trustee for the Solana loan,
     LNR Partners, Inc. as Special Servicer for the Americold Pool 2 loan, LNR Partners, Inc. as Special Servicer for the Skyline Portfolio loan, LNR Partners, Inc. as Special Servicer for the Solana loan, Midland
    Loan Services, Inc. as Master Servicer No. 1, Wachovia Bank, National Association as Master Servicer No. 2, Wells Fargo Bank, N.A. as Trustee and Wells Fargo Bank, N.A. as Paying Agent and Trustee for the
    Americold Pool 2 loan.

    Dated:   March 27, 2008


    /s/ Brian Baker
    Signature

    President and Chief Executive Officer
    J.P. Morgan Chase Commercial Mortgage Securities Corp.
    (senior officer in charge of securitization of the depositor)